Exhibit 99.1

Boise Cascade

Investor Relations

1111 West Jefferson Street PO Box 50 Boise, ID 83728
T 208 384 6073 F 208 384 4913

News Release

Investor Relations Contact

Wayne Rancourt

Office 208 384 6073

For Immediate Release:  February 20, 2008

BOISE ANNOUNCES 2007 FINANCIAL RESULTS

BOISE, Idaho — Boise Cascade Holdings, L.L.C. today reported net income of $127.7 million for 2007, compared with net income of $71.6 million for 2006.  Net income for 2007 included $41.8 million of lower depreciation as the result of discontinuing depreciation and amortization on the assets recorded as held for sale related to the announced agreement to sell our Paper and Packaging & Newsprint businesses.    Income from operations for 2007 was $220.2 million, compared to $183.4 million in 2006.  Boise also reported net income for the fourth quarter 2007 of $39.1 million, compared to $2.0 million for the same period in 2006.  Income from operations for the fourth quarter 2007 was $66.3 million, compared with $28.7 million for the same period in 2006.

“In 2007, we made significant progress in our businesses,” said Tom Stephens, chairman and chief executive officer.  “We completed a project at Wallula, Washington, which has given that paper mill the capability to produce label and release grades.  We improved our service capability in our Building Materials Distribution segment by opening a new distribution facility in Milton, Florida, and relocating our Atlanta operation to a larger site.  Our Building Materials Distribution and Wood Products businesses operated in increasingly difficult markets as the year progressed, but their performance on a relative basis was good.  We also took the next step in focusing our company as we entered into an agreement with Aldabra to sell our Paper and Packaging & Newsprint businesses.”

FINANCIAL HIGHLIGHTS

($ in millions)

				Year Ended December 31
	4Q 2007	4Q 2006	3Q 2007	2007	2006
Sales	$1,242.0	$1,269.5	$1,402.1	$5,413.5	$5,779.9
Income from operations	$66.3	$28.7	$72.0	$220.2	$183.4
Net income	$39.1	$2.0	$49.2	$127.7	$71.6
EBITDA(a)	$76.8	$68.3	$106.6	$348.6	$339.1

(a) For reconciliation of net income to EBITDA, see “Segment Information” in the financial section.

Sales

Sales for the year 2007 were $5.4 billion, compared to $5.8 billion in 2006.  Year-over-year sales were lower in both the Building Materials Distribution and Wood Products segments due primarily to the slowdown in the housing market, which contributed to lower sales prices and lower sales volumes in both segments.  Sales increased in our Paper segment due primarily to increases in sales prices.  The increase in Packaging & Newsprint segment sales was driven primarily by higher sales prices for corrugated products and linerboard offset, in part, by lower newsprint sales prices.

Fourth quarter 2007 sales were $1.2 billion, compared to $1.3 billion for the same period of 2006.  Comparing the fourth quarter 2007 to the same period of 2006, Building Materials Distribution segment sales decreased 9% due to lower sales volumes.  Wood Products segment sales were down 6% due primarily to lower prices, coupled with lower sales volumes.  Paper segment sales were up 8% over the same period in 2006 due to higher sales prices and sales volumes.  Packaging & Newsprint segment sales increased 7% due to higher sales prices for corrugated products and linerboard prices.

Income From Operations

Income from operations increased 20% in 2007 to $220.2 million from $183.4 million in 2006.  Segment income decreased in both Building Materials Distribution and Wood Products driven by softer housing markets.  Segment income also decreased in Packaging & Newsprint as lower newsprint prices, coupled with higher raw materials costs, offset improved pricing in corrugated products and linerboard and lower depreciation and amortization.  Paper segment income was higher as the result of higher sales prices coupled with lower depreciation and amortization.  The lower depreciation and amortization costs in both the Paper and Packaging & Newsprint segments was the result of suspending depreciation and amortization in these segments beginning in September 2007 due to the agreement to sell both of these segments.

Comparing fourth quarter 2007 with fourth quarter 2006, segment income in Building Materials Distribution decreased $7.3 million, from $12.1 million in 2006 to $4.8 million, due primarily to lower sales volumes.  Segment loss in Wood Products increased $0.6 million from a loss of $4.4 million in 2006 to a loss of $5.0 million, due primarily to lower engineered wood products sales prices and volumes, coupled with higher per unit conversion costs, offset in part, by lower wood costs.  Paper segment income increased $35.3 million from $16.3 million in 2006 to $51.6 million in 2007, due to higher sales prices and lower depreciation and amortization costs.  Packaging & Newsprint segment income increased $11.0 million, from $14.5 million a year ago to $25.5 million, due primarily to increased prices for linerboard and corrugated products and lower depreciation and amortization costs.  These improvements were offset, in part, by lower newsprint prices and higher raw materials costs.

About Boise Cascade

Boise, headquartered in Boise, Idaho, manufactures engineered wood products, plywood, lumber, and particleboard and distributes a broad line of building materials, including wood products manufactured by the company.  Boise also manufactures a wide range of specialty and premium papers, including imaging papers for the office and home and papers for pressure-sensitive applications, as well as printing and converting papers, containerboard and corrugated products, newsprint, and market pulp.  Visit Boise’s website at www.bc.com.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.  The announced transaction with Aldabra 2 is subject to a number of risks and uncertainties, including Aldabra’s ability to secure debt financing, approval by Aldabra 2’s stockholders, and the satisfaction of closing conditions, all of which affect the timing of and our ability to complete the transaction.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(unaudited, in thousands)

	Three Months Ended
	December 31			September 30,
	2007		2006 (a)	2007
Sales
Trade	$1,098,138		$1,118,483	$1,247,563
Related parties	143,819		150,984	154,570
	1,241,957		1,269,467	1,402,133
Costs and expenses
Materials, labor, and other operating expenses	1,075,585		1,104,377	1,202,547
Depreciation, amortization, and depletion	10,554	(b)	40,921	32,273 (b)
Selling and distribution expenses	71,249		69,397	72,356
General and administrative expenses	21,760		21,019	22,597
Other (income) expense, net	(3,538)		5,086	390
	1,175,610		1,240,800	1,330,163

Income from operations	66,347		28,667	71,970

Foreign exchange gain (loss)	(144)		(1,249)	2,333
Change in fair value of interest rate swaps (c)	(1,662)		—	—
Interest expense	(26,751	) (d)	(25,218)	(23,356)
Interest income	1,566		1,334	1,274
	(26,991)		(25,133)	(19,749)

Income before income taxes	39,356		3,534	52,221
Income tax provision	(259)		(1,492)	(3,056)
Net income	$39,097		$2,042	$49,165

Segment Information

(unaudited, in thousands)

	Three Months Ended
	December 31			September 30,
	2007		2006 (a)	2007
Segment sales
Building Materials Distribution	$545,007		$599,119	$686,610
Wood Products	215,952		229,447	261,634
Paper	397,949		369,170	402,143
Packaging & Newsprint	203,177		190,144	193,018
Intersegment eliminations and other	(120,128)		(118,413)	(141,272)
	$1,241,957		$1,269,467	$1,402,133

Segment income (loss)
Building Materials Distribution	$4,791		$12,088	$16,146
Wood Products	(5,005)		(4,388)	9,161
Paper	51,609	(b)	16,257	49,492	(b)
Packaging & Newsprint	25,471	(b)	14,528	4,224	(b)
Corporate and Other	(10,663	) (b)	(11,067)	(4,720	) (b)
	66,203		27,418	74,303

Change in fair value of interest rate swaps (c)	(1,662)		—	—
Interest expense	(26,751	) (d)	(25,218)	(23,356)
Interest income	1,566		1,334	1,274
Income before income taxes	$39,356		$3,534	$52,221

EBITDA (g)
Building Materials Distribution	$6,603		$14,201	$17,971
Wood Products	3,042		3,183	16,306
Paper	51,857		32,807	61,519
Packaging & Newsprint	25,556		27,816	14,519
Corporate and Other	(10,301)		(9,668)	(3,739)
	$76,757		$68,339	$106,576

Boise Cascade Holdings, L.L.C.

Consolidated Statements of Income

(in thousands)

	Year Ended December 31
	2007		2006
Sales
Trade	$4,797,795		$5,203,952
Related parties	615,661		575,913
	5,413,456		5,779,865
Costs and expenses
Materials, labor, and other operating expenses	4,705,325		5,063,041
Depreciation, amortization, and depletion	123,909	(b)	155,311
Selling and distribution expenses	285,633		283,636
General and administrative expenses	84,062		88,364
Other (income) expense, net	(5,693	) (e)	6,089	(e) (f)
	5,193,236		5,596,441

Income from operations	220,220		183,424

Foreign exchange gain	4,451		401
Change in fair value of interest rate swaps (c)	3,733		—
Interest expense	(96,802	) (d)	(112,404)
Interest income	4,083		3,781
	(84,535)		(108,222)

Income before income taxes	135,685		75,202
Income tax provision	(7,988)		(3,631)
Net income	$127,697		$71,571

Segment Information

(in thousands)

	Year Ended December 31
	2007		2006
Segment sales
Building Materials Distribution	$2,564,007		$2,950,273
Wood Products	1,010,167		1,155,873
Paper	1,596,224		1,494,687
Packaging & Newsprint	783,100		766,537
Intersegment eliminations and other	(540,042)		(587,505)
	$5,413,456		$5,779,865

Segment income (loss)
Building Materials Distribution	$51,778		$75,343
Wood Products	23,605		37,231	(f)
Paper	132,325	(b)	63,080
Packaging & Newsprint	40,115	(b)	45,259
Corporate and Other	(23,152	) (b) (e)	(37,088	) (e) (f)
	224,671		183,825

Change in fair value of interest rate swaps (c)	3,733		—
Interest expense	(96,802	) (d)	(112,404)
Interest income	4,083		3,781
Income before income taxes	$135,685		$75,202

EBITDA (g)
Building Materials Distribution	$59,151		$84,574
Wood Products	53,650		64,854	(f)
Paper	177,286		125,411
Packaging & Newsprint	77,798		96,074
Corporate and Other	(19,305	) (e)	(31,777	) (e) (f)
	$348,580		$339,136

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(in thousands)

	December 31
	2007	2006
ASSETS

Current
Cash and cash equivalents	$57,623	$45,169
Receivables
Trade, less allowances of $1,664 and $1,734	115,209	327,138
Related parties	9	37,986
Other	7,458	19,027
Inventories	342,015	640,826
Assets held for sale	1,853,039	—
Other	5,426	13,027
	2,380,779	1,083,173

Property
Property and equipment, net	313,117	1,462,315
Fiber farms and timber deposits	24,010	40,492
	337,127	1,502,807

Deferred financing costs	23,074	31,474
Goodwill	12,170	21,846
Intangible assets, net	9,668	37,507
Other assets	11,374	28,390
Total assets	$2,774,192	$2,705,197

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(in thousands, except for equity units)

	December 31
	2007	2006
LIABILITIES AND CAPITAL

Current
Short-term borrowings	$10,500	$3,200
Current portion of long-term debt	47,250	—
Accounts payable	141,502	341,201
Accrued liabilities
Compensation and benefits	36,909	93,287
Interest payable	7,140	11,847
Other	29,959	54,600
Liabilities related to assets held for sale	331,636	—
	604,896	504,135
Debt
Long-term debt, less current portion	1,113,313	1,213,900

Other
Compensation and benefits	46,981	111,676
Other long-term liabilities	17,097	36,642
	64,078	148,318
Redeemable equity units
Series B equity units – 16,622,421 and 17,107,889 units outstanding	16,992	17,477
Series C equity units – 39,069,411 and 39,576,540 units outstanding	9,489	6,434
	26,481	23,911
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	78,463	78,290
Series B equity units – no par value; 550,000,000 units authorized; 530,356,601 units outstanding	876,693	724,988
Series C equity units – no par value; 44,000,000 units authorized	10,268	11,655
Total capital	965,424	814,933
Total liabilities and capital	$2,774,192	$2,705,197

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31
	2007	2006
Cash provided by (used for) operations
Net income	$127,697	$71,571
Items in net income not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other	129,289	157,312
Related-party interest expense	—	14,070
Deferred income taxes	4,195	968
Pension and other postretirement benefit expense	25,366	27,447
Gain on changes in retiree healthcare programs	(4,367)	(3,741)
Change in fair value of interest rate swaps	(3,733)	—
Management equity units expense	3,110	3,514
(Gain) loss on sales of assets	(2,354)	3,311
Other	(3,819)	2,990
Decrease (increase) in working capital, net of acquisitions
Receivables	34,156	23,558
Inventories	(29,397)	(4,813)
Prepaid expenses	679	(1,650)
Accounts payable and accrued liabilities	(31,804)	(25,103)
Pension and other postretirement benefit payments	(1,117)	(20,736)
Current and deferred income taxes	1,077	4,385
Other	1,113	595
Cash provided by operations	250,091	253,678

Cash provided by (used for) investment
Expenditures for property and equipment	(187,972)	(153,524)
Decrease in restricted cash held for bond redemption	200,000	—
Increase in restricted cash held for bond redemption	(200,000)	—
Acquisition of businesses and facilities	—	(42,609)
Sales of assets	27,797	43,487
Additional Consideration Agreement payment	(32,542)	—
Other	6,065	1,908
Cash used for investment	(186,652)	(150,738)

Cash provided by (used for) financing
Issuances of long-term debt	1,085,000	373,300
Payments of long-term debt	(1,138,337)	(525,200)
Short-term borrowings	7,300	3,200
Note payable to related party, net	—	(283,847)
Proceeds from changes to interest rate swaps	2,848	25,620
Tax distributions to members	(2,753)	(19,269)
Capital contributions from members	—	280,366
Other	(5,043)	(112)
Cash used for financing	(50,985)	(145,942)

Increase (decrease) in cash and cash equivalents	12,454	(43,002)

Balance at beginning of the year	45,169	88,171

Balance at end of the year	$57,623	$45,169

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2007 Annual Report on Form 10-K.  Net income for all periods presented involved estimates and accruals.

In September 2007, Boise Cascade, L.L.C. (Boise LLC), our wholly owned direct subsidiary, entered into a purchase and sale agreement with Aldabra 2 Acquisition Corp. (Aldabra) for the sale of our Paper and Packaging & Newsprint segments, and most of our Corporate and Other segment, for cash and shares of Aldabra common stock equal to approximately $1.625 billion, plus working capital adjustments.  Following the transaction, Boise LLC will maintain 100% ownership of our Building Materials Distribution and Wood Products segments, and we will own up to 49% of Boise Inc.’s shares.  Both companies will be headquartered in Boise, Idaho.

In September 2007, in connection with the Aldabra transaction, we reclassified the assets and liabilities of our Paper and Packaging & Newsprint segments, as well as some of the assets and liabilities included in our Corporate and Other segment, to “Assets held for sale” and “Liabilities related to assets held for sale” on our Consolidated Balance Sheet and stopped depreciating and amortizing those assets.  The equity interest that we will own in Boise Inc. after the transaction represents a significant continuing involvement.  As a result, through the date of the transaction, the operating results of the Paper and Packaging & Newsprint businesses will continue to be included in continuing operations in the Consolidated Statements of Income (Loss).  For the carrying amounts of the major classes of assets and liabilities classified as “Assets held for sale” and “Liabilities related to assets held for sale” at December 31, 2007, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2007.

(a)   In January 2007, we adopted Financial Accounting Standards Board Staff Position (FSP) No. AUG AIR-1, Accounting for Planned Major Maintenance Activities.  Prior to adopting this FSP, we charged planned shutdown maintenance costs in our Paper and Packaging & Newsprint segments to income (loss) ratably over the year.  The FSP prohibits this, and as a result, we recast our 2006 interim financial information using the direct expense method.  As a result of adopting this FSP, for the three months ended December 31, 2006, income decreased $2.1 million in our Paper segment, increased approximately $1.0 million in our Packaging & Newsprint segment, and decreased consolidated net income approximately $1.1 million.

(b)   The three and twelve months ended December 31, 2007, included approximately $31.4 million and $41.8 million, respectively, of lower depreciation and amortization expense as a result of discontinuing depreciation and amortization on the assets recorded as held for sale.  Of the $31.4 million and $41.8 million of lower depreciation and amortization expense, $16.3 million and $21.7 million related to our Paper segment, $14.3 million and $19.1 million related to our Packaging & Newsprint segment, and $0.8 million and $1.0 million related to our Corporate and Other segment, respectively.  The three months ended September 30, 2007, included approximately $10.4 million of lower depreciation and amortization expense, of which $5.4 million related to our Paper segment, $4.8 million related to our Packaging & Newsprint segment, and $0.2 million related to our Corporate and Other segment.

(c)   The three months ended December 31, 2007, included $3.0 million of income related to the change in the fair value of interest rate swaps in connection with the repayment of the $250 million senior unsecured floating-rate notes, offset by $4.6 million of expense related to changes in the fair value of our interest rate swaps that we account for as economic hedges.

The twelve months ended December 31, 2007, included $8.4 million of income related to the change in the fair value of interest rate swaps in connection with the repayment of some of our variable-rate debt, partially offset by $4.6 million of expense related to changes in the fair value of our interest rate swaps that we account for as economic hedges.

(d)   The three and twelve months ended December 31, 2007, included the write-off of $4.5 million of deferred financing costs related to the repayment of $250 million of senior unsecured floating-rate notes. The year ended December 31, 2007, also included the write-off of $1.8 million of deferred financing costs related to the repayment of our Tranche D term loan and reduction in borrowing capacity under our revolving credit facility.

(e)   The years ended December 31, 2007 and 2006, included a $4.4 million and $3.7 million gain for changes in our retiree healthcare programs.

(f)    Includes $4.5 million of special projects, of which $3.0 million is recorded in Corporate and Other and $1.5 million is recorded in our Wood Products segment.

(g)   EBITDA represents income before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income to EBITDA for the three months ended December 31, 2007 and 2006, and September 30, 2007:

	Three Months Ended
	December 31			September 30,
	2007		2006 (a)	2007
	(unaudited, in thousands)

Net income	$39,097		$2,042	$49,165
Change in fair value of interest rate swaps (c)	1,662		—	—
Interest expense	26,751	(d)	25,218	23,356
Interest income	(1,566)		(1,334)	(1,274)
Income tax provision	259		1,492	3,056
Depreciation, amortization, and depletion	10,554	(b)	40,921	32,273	(b)
EBITDA	$76,757		$68,339	$106,576

The following table reconciles net income to EBITDA for the year ended December 31, 2007 and 2006:

	Year Ended December 31
	2007		2006
	(in thousands)

Net income	$127,697	(b) (e)	$71,571	(e)
Change in fair value of interest rate swaps (c)	(3,733)		—
Interest expense	96,802	(d)	112,404
Interest income	(4,083)		(3,781)
Income tax provision	7,988		3,631
Depreciation, amortization, and depletion	123,909	(b)	155,311
EBITDA	$348,580		$339,136